     As filed with the Securities and Exchange Commission on May 17, 1996
                                             Registration Statement No. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ______________________________

                           ROTECH MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

        FLORIDA                                             59-2115892
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)


           4506 L. B. McLEOD ROAD, SUITE F, ORLANDO, FLORIDA  32811

                                (407) 841-2115

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             _____________________

                    ROTECH MEDICAL CORPORATION SAVINGS PLAN

                         STEPHEN P. GRIGGS, President
                          RoTech Medical Corporation
           4506 L. B. McLeod Road, Suite F, Orlando, Florida  32811
                                (407) 841-2115
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                          ___________________________

                          CALCULATION OF REGISTRATION

================================================================================================================
               Title of                                 Proposed Maximum    Proposed Maximum
             Securities to                Amount to be   Offering Price    Aggregate Offering      Amount of
             be Registered                 Registered     Per Share (2)         Price (2)       Registration Fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0002 per
  share.................................  200,000         $20.875             $4,175,000           $1,439.66
================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales price per share of Common Stock on May 10, 1996, as reported on The Nasdaq National Market, after giving effect to a 2-for-1 stock split payable on May 21, 1996 in the form of a stock dividend to holders of record on April 30, 1996.

                      EXHIBIT INDEX APPEARS ON PAGE II-10

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by RoTech Medical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) Annual Report of the Company on Form 10-K for the fiscal year ended July 31, 1995.
     (b) Quarterly Report of the Company on Form 10-Q for the quarter ended October 31, 1995.
     (c) Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 1996.
     (d) Current Report of the Company on Form 8-K as filed with the Commission on November 15, 1995.
     (e) Current Report of the Company on Form 8-K/A as filed with the Commission on January 11, 1996.
     (f) Current Report of the Company on Form 8-K as filed with the Commission on April 1, 1996.
     (g) Quarterly Report of the Company on Form 10-Q/A for the quarter ended January 31, 1996 as filed with the Commission on May 15, 1996.
     (h) Current Report of the Company on Form 8-K as filed with the Commission on May 17, 1996.
     (i) The description of the Company's Common Stock, par value $0.0002 per share (the "Common Stock"), contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

     The consolidated financial statements for the fiscal years ended July 31, 1995 and 1994 incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995, have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements for the fiscal year ended July 31, 1993 incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995, have been so incorporated in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     All documents subsequently filed by RoTech Medical Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therin is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the RoTech Medical Corporation Savings Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


Item 4.  Description of Securities.
         -------------------------

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Company by Winderweedle, Haines, Ward & Woodman, P.A., Winter Park and Orlando, Florida ("Winderweedle"). William A. Walker II, Secretary, a Director and a shareholder of the Company, is a shareholder and officer of Winderweedle. Winderweedle has acted as counsel to the Company, its subsidiaries, and certain of its affiliates in other matters. The Company issued options to Winderweedle to purchase up to, but not exceeding in the aggregate, 20,000 shares of the Company's Common Stock at $13.88 per share. The options are exercisable until June 30, 2000.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Pursuant to authority contained in the laws of the state of Florida,
Article IX of the Company's Articles of Incorporation, as amended, and Article IV of the Company's By-Laws, as amended, provide that the Company shall indemnify each of its officers and directors, whether or not then in office, and his executor, administrator or heirs, against any and all actual expenses actually and necessarily incurred by him, including, but not limited to, attorney's fees in connection with the defense of any litigation, administrative procedure or suit to which he may have been a party because of his status as present or past director or officer, if he acted in good faith and in a manner not opposed to the best interests of the Company. He shall have no right to reimbursement, however, in relation to matters as to which he had been adjudged liable to the Company for negligence or misconduct in the performance of his duties unless, and to the extent that, a court of equity shall deem such reimbursement proper in view of all the circumstances. The right to indemnity for expenses shall also apply to expenses of suits which are compromised or settled if the court having jurisdiction of the action shall approve such settlement. The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to which such officer or director may be entitled.

     Section 607.0850(1), Florida Statutes, provides that a corporation may indemnify any person who is or was a party to any proceeding, by reason of his current or past status as director, officer, employee or agent of the corporation, against liability incurred by such person if, in connection with his activity out of which arises the indemnifiable matter, he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2), Florida Statutes, authorizes a corporation to indemnify any person who is or was a party to any proceeding by or on behalf of the corporation to procure a judgment in its favor under circumstances similar to those identified in Section 607.0850(1) above against expenses and amounts paid in settlement up to the estimated cost of litigation provided that no indemnification shall be made in respect of any matter as to which the potential indemnitee shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine that, in view of all circumstances, the potential indemnitee is fairly and reasonably entitled to indemnity for such expenses.

     Section 607.0850(7), Florida Statutes, prohibits indemnification or advancement of expenses made to or on behalf of any director, officer or agent of a corporation if a judgment or final adjudication establishes that his actions, or omissions to act, were material to the matter adjudicated and which constitute: a) a violation of the criminal law, unless he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; b) a transaction from which he derived an improper personal benefit either directly or indirectly; c) in the case of a director, a circumstance triggering the liability provisions of Section 607.0834, dealing with dividends and distributions and/or purchases, of the corporation's own shares; or d) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by it or on its behalf to procure a judgment in its favor or in a proceeding by or on behalf of a shareholder.

     Section 607.0850(9), Florida Statutes, permits courts to order indemnification of those who are or were a party to a proceeding based on their status as directors or officers of the corporation.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------
     Not applicable.


Item 8.  Exhibits

Exhibit
Number              Description
- -------             -----------
4 (a)               Articles of Incorporation of the Company, as amended to date
                    (incorporated by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 to the Company's Registration Statement No.33-8711 on
                    Form S-1).

4 (b) Amended and Restated By-Laws of the Company, as amended to date (incorporated by reference to Exhibit 3.6 to the Company's Registration Statement No. 33-8711 on Form S-1).

23 (a)              Consent of Winderweedle, Haines, Ward & Woodman, P.A.

23 (b)              Consent of Deloitte & Touche LLP

23 (c)              Consent of Ernst & Young LLP

23 (d)              Consent of Arthur Andersen LLP

23 (e)              Consent of Hazlett, Lewis & Bieter, PLLC

23 (f)              Consent of Tanner + Co.

24                  Power of Attorney (included on page II-8)

                    The registrant will submit the Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and will make all changes requires by the IRS in order to qualify the Plan.

Item 9.  Undertakings.
         ------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


          Provided, however, that paragraphs (a)(1)(i)  and (a)(1)(ii)
          --------  --------
     above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      ***

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 17, 1996.


                                    RoTech Medical Corporation
                                    By:  /s/  Rebecca R. Irish
                                         -----------------------------------
                                    Rebecca R. Irish, Treasurer and Principal
                                     Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rebecca R. Irish, her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for her and her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of May, 1996.


        Signatures                                            Title
        ----------                                            -----

/s/  Rebecca R. Irish                  Treasurer, Principal Financial and Accounting
- ---------------------------            Officer

/s/  Stephen P. Griggs                 President, Principal Executive Officer and Director
- ---------------------------

     William P. Kennedy                Chairman and Director
- ---------------------------

/s/  William A. Walker II              Secretary and Director
- ---------------------------

/s/  Leonard E. Williams               Director
- ---------------------------

/s/  Jack T. Weaver, D.O.              Director
- ---------------------------


                    ROTECH MEDICAL CORPORATION SAVINGS PLAN
                    ---------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, the RoTech Medical Corporation Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 17th day of May, 1996.

                                       RoTech Medical Corporation Savings Plan

                                       By:   /s/  Rebecca R. Irish
                                             ---------------------
                                             Plan Administrator

                                 EXHIBIT INDEX


Exhibit
Number              Description
- -------             -----------
4 (a) Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 to the Company's Registration Statement No.33-8711 on Form S-1).

4 (b) Amended and Restated By-Laws of the Company, as amended to date (incorporated by reference to Exhibit 3.6 to the Company's Registration Statement No. 33-8711 on Form S-1).

23 (a)      Consent of Winderweedle, Haines, Ward & Woodman, P.A.

23 (b)      Consent of Deloitte & Touche LLP

23 (c)      Consent of Ernst & Young LLP

23 (d)      Consent of Arthur Andersen LLP

23 (e)      Consent of Hazlett, Lewis & Bieter, PLLC

23 (f)      Consent of Tanner + Co.

24          Power of Attorney (included on page II-8)